CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Executive Investors Trust
95 Wall Street
New York, NY  10005


We consent to the use in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A (File Nos. 033-10648 and 811-04927) of our report dated February 3, 2003 relating to the December 31, 2002 financial statements of First Investors Insured Tax Exempt Fund II, a series of Executive Investors Trust, which are included in said Registration Statement.


                                                   /s/ Tait, Weller & Baker

                                                   TAIT, WELLER & BAKER



PHILADELPHIA, PENNSYLVANIA
APRIL 25, 2003